                                                                    EXHIBIT 10.5
                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT (the "Agreement") is made and entered into as of this ____ day of ____________, 199__, by and between Avondale Financial Corp. ("Avondale") and Mitchell Feiger (the "Employee").

     WHEREAS, pursuant to certain agreements, Coal City Corporation (the "Company") shall merge (the "Holding Company Merger") into or combine with Avondale, which shall be the surviving corporation of the Holding Company Merger (the "Surviving Corporation"), and Avondale's wholly-owned subsidiary, Avondale Federal Savings Bank shall merge (the "Bank Merger") into Manufacturers Bank (the "Bank"), the Company's wholly-owned subsidiary, which shall be the resulting bank of the Bank Merger;

     WHEREAS, the Employee shall serve after the Holding Company Merger as the President and Chief Executive Officer of the Surviving Corporation and after the Bank Merger as the Chairman of the Bank;

     WHEREAS, the board of directors of Avondale (the "Board of Directors") believes it is in the best interests of Avondale and its subsidiaries for Avondale to enter into this Agreement with the Employee in order to assure continuity of management of the Surviving Corporation and its subsidiaries;

     WHEREAS, the Board of Directors has approved and authorized the execution of this Agreement with the Employee;

     NOW THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

     1.   Definitions.
          -----------

          (a)  The term "Change in Control" means (1) an event of a nature that
(i) results in a change in control of the Surviving Corporation or the Bank within the meaning of the Bank Holding Company Act of 1956, as amended and 12 C.F.R. Part 225 (or any successor statute or regulation) or (ii) requires the filing of a notice with the Federal Deposit Insurance Corporation under 12 U.S.C. (S)1817(j) and 12 C.F.R. Part 303 (or any successor statute or regulation); (2) an event that would be required to be reported in response to
Item 1 of the current report on Form 8-K, as in effect on the Effective Date, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than an event at the completion of which the stockholders of the Surviving Corporation hold more than 40% of the outstanding stock of the resulting entity; (3) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Surviving Corporation or the Bank representing 25% or more of the combined voting power of the Surviving Corporation's or the Bank's outstanding securities, except by reason of the Holding

Company Merger; (4) individuals who are members of the Board of Directors of the Surviving Corporation immediately following consummation of the Holding Company Merger (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequently
                  -------------
whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Surviving Corporation's stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; or (5) consummation of a plan of reorganization, merger, consolidation, sale of all or substantially all of the assets of the Surviving Corporation or a similar transaction in which the Surviving Corporation is not the resulting entity, other than an event at the completion of which the stockholders of the Surviving Corporation hold more than 40% of the outstanding stock of the resulting entity; provided that the term "change in control" shall
                               -------------
not include an acquisition of securities by an employee benefit plan of the Bank or the Surviving Corporation.

          (b) The term "Date of Termination" means the date upon which the Employee's employment with the Surviving Corporation or the Bank or both ceases, as specified in a notice of termination Pursuant to Section 8 of this Agreement,

          (c) The term "Effective Date" means the date on which the Holding Company Merger is consummated,

          (d) The term "Involuntary Termination" means the termination of the employment of Employee (i) by either the Surviving Corporation or the Bank or both without his express written consent; or (ii) by the Employee by reason of a material diminution of or interference with his duties, responsibilities or benefits, including (without limitation) any of the following actions unless consented to in writing by the Employee: (1) a requirement that the Employee be based at any place other than Chicago, Illinois, or within a radius of 35 miles from the location of the Bank's principal office located at 1200 N. Ashland Avenue, Chicago, Illinois, except for reasonable travel on Surviving Corporation or Bank business; (2) a material demotion of the Employee; (3) a material reduction in the number or seniority of personnel reporting to the Employee or a material reduction in the frequency with which, or in the nature of the matters with respect to which such personnel are to report to the Employee, other than as part of a Bank and Surviving Corporation-wide reduction in staff; (4) a reduction in the Employee's salary or a material adverse change in the Employee's perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank and the Surviving Corporation; (5) a material permanent increase in the required hours of work or the workload of the Employee; or (6) the failure of the Board of Directors (or a board of directors of a successor of the Surviving Corporation) to elect Employee as President and Chief Executive Officer of the Surviving Corporation (or a successor of the Surviving Corporation) or any action by the Board of Directors (or a board of directors of a successor of the Surviving Corporation) removing him from such office, or the failure of the board of directors of the Bank (or any successor of the Bank) to elect him as Chairman of the Bank (or any successor of the Bank) or any action by such board (or board of a successor of the Bank) removing him from such office. The term "Involuntary

Termination" does not include Termination for Cause, termination of employment due to death or permanent disability or termination pursuant to Section 7(i) of this Agreement, retirement or suspension or temporary or permanent prohibition from participation in the conduct of the Bank's affairs under Section 8 of the Federal Deposit Insurance Act.

          (e) The terms "Termination for Cause" and "Terminated For Cause" mean termination of the employment of the Employee with either the Surviving Corporation or the Bank, as the case may be, because of the Employee's willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or (except as provided below) material breach of any provision of this Agreement. No act or failure to act by the Employee shall be considered willful unless the Employee acted or failed to act in bad faith and without a reasonable belief that his action or failure to act was in the best interest of the Surviving Corporation or the Bank. The Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors at a meeting of the Board duly called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board of Directors the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail.

          (f) The term "Voluntary Termination" shall mean termination of employment by the Employee voluntarily as set forth in Section 7(e) of this Agreement.

     2.   Term: Termination of Prior Employment Agreement.  The term of this
          -----------------------------------------------
Agreement shall be a period of three years commencing on the Effective Date, subject to earlier termination as provided herein. Beginning on the first day of this Agreement, and on each day thereafter, the term of this Agreement shall be extended for a period of one day in addition to the then-remaining term, provided that the Surviving Corporation has not given 90 days prior written
-------- ----
notice that the extensions will cease.

     3.   Employment.  The Employee is employed as the President and Chief
          ----------
Executive Officer of the Surviving Corporation and as the Chairman of the Bank. As such, the Employee shall have supervision and control over strategic planning and daily operations of the Surviving Corporation and the Bank, shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, and shall have such other powers and duties as the Board of Directors or the board of directors of the Bank may prescribe from time to time consistent with services performed by similarly situated executives and consistent with the terms of this Agreement. The Employee shall also render services to any subsidiary or subsidiaries of the Surviving Corporation or the Bank as requested by the Surviving Corporation or the Bank from time to time consistent with his executive position and with the terms of this Agreement. The Employee shall devote his best efforts and reasonable time and attention to the business and affairs of the Surviving Corporation and the Bank to the extent necessary to discharge his responsibilities hereunder. The Employee may (i) serve on charitable boards or committees at the Employee's discretion without consent of either the Board of Directors or the board of directors of the Bank and, in addition, on such corporate boards as are approved in a resolution adopted by a majority of the Board of Directors, and (ii) manage personal investments, so long as such activities do not interfere materially with performance of his responsibilities hereunder.

     4.   Cash Compensation.
          -----------------

          (a)  Salary. The Surviving Corporation agrees to pay the Employee
               ------
during the term of this Agreement a base salary (the "Company Salary") the annualized amount of which shall be not less than $325,000. The Company Salary shall be paid no less frequently than monthly and shall be subject to customary tax withholding. The amount of the Employee's Company Salary shall be increased (but under no circumstances may the Company Salary be decreased) from time to time in accordance with the amounts of salary approved by the Board of Directors after the Effective Date. In order to effectuate the purpose of the preceding sentence, the amount of the Company Salary shall be reviewed by the Board of Directors at least every three (3) years during the term of this Agreement. If and to the extent that any of the Consolidated Subsidiaries pay salary or other amounts or provide benefits to the Employee that the Surviving Corporation is obligated to pay or to provide to the Employee under this Agreement, the Surviving Corporation's obligations to the Employee shall be reduced accordingly.

          (b)  Bonuses.  The Employee shall be entitled to participate in an
               -------
equitable manner with all other executive officers of the Surviving Corporation and the Bank in such performance-based and discretionary bonuses, if any, as are authorized and declared by the Board of Directors for executive officers of the Surviving Corporation and by the board of directors of the Bank for executive officers of the Bank.

          (c)  Expenses.  The Employee shall be entitled to receive prompt
               --------
reimbursement for all reasonable expenses incurred by the Employee in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers of the Surviving Corporation and the Bank, provided that the Employee accounts for such expenses as required under such
-------- ----
policies and procedures.

     5.   Benefits.
          --------

          (a)  Participation in Benefit Plans.  The Employee shall be entitled
               ------------------------------
to participate, to the same extent as executive officers of the Surviving Corporation and the Bank generally, in all plans of the Surviving Corporation and the Bank relating to pension, retirement thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, cash bonuses, retirement or employee benefits or combination thereof. In addition, the Employee shall be entitled to be considered for benefits under all of the stock and stock option related plans in which the Surviving Corporation's or the Bank's executive officers are eligible or become eligible to participate.

          (b)  Fringe Benefits.  The Employee shall be eligible to participate
               ---------------
in, and receive benefits under, any other fringe benefit plans or perquisites which are or may become generally available to the Surviving Corporation's or the Bank's executive officers, including but not limited to supplemental retirement, incentive compensation, supplemental medical or life insurance plans, company cars, club dues, physical examinations, financial planning and tax preparation services. Without limiting the generality of the foregoing, the Surviving Corporation and the Bank agree to pay for Employee's membership dues and related expenses in Twin Orchard Country Club (Long Grove, Illinois), the Standard Club, and expenses for an automobile provided to Employee by the Surviving Corporation and the Bank commensurate with similarly situated officers of the Surviving Corporation and the Bank.

     6.   Vacations; Leave.  The Employee shall be entitled (i) to annual paid
          ----------------
vacation in accordance with the policies established by the Board of Directors and the board of directors of the Bank for executive officers, and (ii) to voluntary leaves of absence, with or without pay, from time to time at such times and upon such conditions as the Board of Directors may determine in its discretion.

     7.   Termination of Employment.
          --------------------------

          (a)  Involuntary Termination.  If the Employee experiences an
               -----------------------
Involuntary Termination, such termination of employment shall be subject to the Surviving Corporation's obligations under this Section 7. In the event of the Involuntary Termination of the Employee, if the Employee has offered to continue to provide services as contemplated by this Agreement and such offer has been declined, then, subject to Section 7(b) of this Agreement, the Surviving Corporation shall, as liquidated damages (i) during the remaining term of this Agreement, pay to the Employee monthly one-twelfth of the Company Salary at the annual rate in effect immediately prior to the Date of Termination and one-twelfth of the average annual amount of cash bonus and cash incentive compensation of the Employee, based on the average amounts of such compensation earned by the Employee for the two full fiscal years preceding the Date of Termination (or if the Date of Termination occurs before one full fiscal year has elapsed since the Effective Date, the amount of $162,500, or if one but not two full fiscal years have elapsed since the Effective Date, the amount of cash bonus and cash incentive compensation earned by the Employee for such one fiscal year); (ii) provide the benefits set forth in Section 7(f) of this Agreement on the terms set forth therein; (iii) if the Employee is the record or beneficial owner of any options relating to the stock of the Surviving Corporation as of the Date of Termination, then notwithstanding the provisions of any other agreements or documents relating to such options, such options shall be deemed to be fully vested on the Date of Termination and shall be exercisable for a period of not less than 90 days from the Date of Termination; and (iv) if the Employee is not fully vested under any other benefit plan or arrangement in which he is a participant as of the Date of Termination (except for any "employee pension plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, including any "multiemployer plan" as defined in Section 3(37) of such Act), shall deem the Employee to be fully vested therein and the Surviving Corporation shall guarantee that he shall receive benefits thereunder accordingly.

          (b)  Mitigation of the Surviving Corporation's Obligations Under
               -----------------------------------------------------------
Section 7(a).
------------

                    (1) In the event that the Employee becomes entitled to liquidated damages pursuant to Section 7(a), (i) the Surviving Corporation's obligation under clause (i) of Section 7(a) with respect to cash damages shall be reduced by the amount of the Employee's cash income, if any, earned from providing services other than to the Surviving Corporation (or any successor) or the Consolidated Subsidiaries during the remaining term of this Agreement; and
(ii) if the Employee receives benefits under a supplemental retirement plan pursuant to clause (iv) of Section 7(a), the Surviving Corporation's obligation under clause (iii) of Section 7(a) shall be reduced to the extent, if any, that the Employee receives benefits under a supplemental retirement plan of an employer other than the Surviving Corporation (or any successor) or the Consolidated Subsidiaries. For purposes of this Section 7(b), the term "cash income" shall include amounts of salary, wages, bonuses, incentive compensation and fees paid to the Employee in cash but shall not include shares of stock, stock options, stock appreciation rights or other earned income not paid to the Employee in cash.

                    (2) The Employee agrees that in the event he becomes entitled to liquidated damages pursuant to Section 7(a), throughout the period during which he is so entitled, he shall promptly inform the Surviving Corporation of the nature and amounts of cash income and other non-cash income and benefits which he earns from providing services other than to the Surviving Corporation (or any successor) or the Consolidated Subsidiaries, and shall provide such documentation of such cash and non-cash income and benefits as the Surviving Corporation may request. In the event of changes to such cash and non-cash income and benefits from time to time, the Employee shall inform the Surviving Corporation of such changes, in each case within 15 days after the change occurs, and shall provide such documentation concerning the change as the Surviving Corporation may request.

          (c)  Change in Control.  In the event that within the 18 months
               -----------------
following a Change in Control the Employee exercises his right to Voluntary Termination or experiences an Involuntary Termination, in addition to the Surviving Corporation's obligations under Section 7(a) of this Agreement, the Surviving Corporation shall pay to the Employee in cash, within 25 days after the Date of Termination, an amount equal to 299% of the Employee's "base amount" as determined under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), reduced (not less than zero) by the present value of payments to be made under clause (i) of Section 7(a) of this Agreement. For this purpose, present value shall be determined as present value of a payment is determined under Section 280G of the Code. Notwithstanding any other provision of this Agreement, if the payment under this Section 7(c), together with any other amounts and the value of benefits received or to be received by the Employee in connection with the Change in Control would cause any amount to be nondeductible by the Surviving Corporation (or any successor) for federal income tax purposes pursuant to or by reason of Section 280G of the Code, then the payment under this Section 7(c) shall be further reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to be received by the Employee without causing any amount to become nondeductible pursuant to or by reason of Section 280G of the Code. The Employee shall determine the allocation of such reduction among payments and benefits to the Employee.

          (d)  Termination for Cause.  In the event of Termination for Cause,
               ---------------------
the Surviving Corporation shall have no further obligation to the Employee under this Agreement after the Date of Termination except as set forth in Section 7(f) hereof.

          (e)  Voluntary Termination.  The Employee may terminate his employment
               ---------------------
voluntarily at any time by a notice pursuant to Section 8 of this Agreement. Except as may be provided in Sections 7(c) and 7(f) of this Agreement, in the event that the Employee voluntarily terminates his employment other than by reason of any of the actions that constitute Involuntary Termination under
Section 7(b) of this Agreement ("Voluntary Termination"), the Surviving Corporation shall be obligated to the Employee for the amount of his Company Salary and benefits only through the Date of Termination, at the time such payments are due (accrued vacation shall be payable within seven days after the Date of Termination), and the Surviving Corporation shall have no further obligation to the Employee under this Agreement except a final annual bonus in an amount consistent with the Surviving Corporation's and the Bank's year-end bonus practices, provided that the Board of Directors shall determine the amount
                 --------
of such bonus in good faith at the time of the Employee's termination, taking into consideration the portion of the year elapsed prior to termination, and the Surviving Corporation shall pay such bonus in cash on the Date of Termination.

          (f)  Health Benefits.  Notwithstanding any other provision of this
               ---------------
Agreement, upon cessation of the Employee's service as an employee of the Surviving Corporation (or any successor) or the Consolidated Subsidiaries for any reason other than death, the Surviving Corporation (or any successor, directly or through its subsidiaries) shall provide or make available to the Employee thereafter during the lifetime of the Employee the same health insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance, as he would have been eligible for if he had continued to serve as an executive officer of the Surviving Corporation (or any successor), for the benefit of himself and his dependents and beneficiaries who would have been eligible for such benefits if the Employee had continued to serve as an executive officer of the Surviving Corporation (or any successor), on terms as favorable to the Employee as to other executive officers of the Surviving Corporation (or any successor) from time to time, including amounts of coverage and deductibles, which shall be at the Surviving Corporation's cost during the remaining term of this Agreement and at Employee's cost at any other time; provided that the Surviving Corporation's obligations
                        -------------
under this Section 7(f) shall be reduced to the extent that, and so long as, the Employee receives such benefits on no less favorable terms from another employer. Surviving Corporation's obligation under this Section 7(f) shall survive the term of this Agreement.

          (g)  Death.  In the event of the death of Employee during the term of
               -----
this Agreement and prior to any termination of employment, the Surviving Corporation shall pay to the Employee's estate, or such person as the Employee may have previously designated in writing, the Company Salary which was not previously paid to the Employee and which he would have earned if he had continued to be employed under this Agreement through the last day of the calendar month in which the Employee died.

          (h)  Disability.  If the Employee becomes entitled to benefits under
               ----------
the terms of the then-current disability plan, if any, of the Surviving Corporation or the Bank (a "Disability Plan"), he shall be entitled to receive such group and other disability benefits, if any, as are then provided by the Surviving Corporation or the Bank for executive employees. In the event of such disability, this Agreement shall not be suspended, except that (i) the Surviving Corporation's obligation to pay the Company Salary to the Employee shall be reduced in accordance with the amount of disability income benefits received by the Employee, if any, pursuant to this Section 7(h) such that, on an after-tax basis, the Employee shall realize from the sum of disability income benefits and Company Salary the same amount as he would realize on an after-tax basis from Company Salary if the Surviving Corporation's obligation to pay salary were not reduced pursuant to this Section 7(h); and (ii) upon a resolution adopted by a majority of the disinterested members of the Board of Directors, the Surviving Corporation may discontinue payment of the Company Salary beginning six months following a determination that the Employee has become entitled to benefits under a Disability Plan or otherwise unable to fulfill his duties under this Agreement. In addition to, and not in substitution of, the foregoing, following the Holding Company Merger and the Bank Merger, the Surviving Corporation shall continue or cause to be continued any and all Company or Bank-paid personal disability policies covering Employee in existence as of the Effective Date.

          (i)  Regulatory Action.  Notwithstanding any other provisions of this
               -----------------
Agreement, if the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S. C. (S) 1818(e)(4) and (g)(1), all obligations of the Surviving Corporation under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     8.   Notice of Termination.  Subject to the provisions of Section 1(e) of
          ---------------------
this Agreement, in the event that the Surviving Corporation or the Bank, or both, desire to terminate the employment of the Employee during the term of this Agreement, the Surviving Corporation or the Bank, or both, shall deliver to the Employee a written notice of termination, stating whether such termination constitutes Termination for Cause or Involuntary Termination, setting forth in reasonable detail the facts and circumstances that are the basis for the termination, and specifying the date upon which employment shall terminate, which date shall be at least 30 days after the date upon which the notice is delivered, except in the case of Termination for Cause. In the event that the Employee determines in good faith that he has experienced an Involuntary Termination of his employment, he shall send a written notice to the Surviving Corporation stating the circumstances that constitute such Involuntary Termination and the date upon which his employment shall have ceased due to such

Involuntary Termination. In the event that the Employee desires to effect a Voluntary Termination, he shall deliver a written notice to the Surviving Corporation, stating the date upon which employment shall terminate, which date shall be at least 90 days after the date upon which the notice is delivered, unless the parties agree to a date sooner.

     9.   Attorneys' Fees. The Surviving Corporation shall pay all legal fees
          ---------------
and related expenses (including the costs of experts, evidence and counsel) incurred by the Employee as a result of (i) the Employee's contesting or disputing any termination of employment, or (ii) the Employee's seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Surviving Corporation (or any successor) or the Consolidated Subsidiaries under which the Employee is or may be entitled to receive benefits; provided that the Surviving Corporation's
                                 -------------
obligation to pay such fees and expenses is subject to the Employee's prevailing with respect to the matters in dispute in any proceeding initiated by the Employee or the Employee's having been determined to have acted reasonably and in good faith with respect to any proceeding initiated by the Surviving Corporation or the Consolidated Subsidiaries.

     10.  No Assignments.
          --------------

          (a) This Agreement is personal to each of the parties hereto, and neither may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Surviving Corporation and Bank shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Surviving Corporation would be required to perform it if no such succession or assignment had taken place. Failure of the Surviving Corporation to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation and benefits from the Surviving Corporation in the same amount and on the same terms as the compensation pursuant to Section 7(a), Section 7(c) and Section 7(f) hereof. For purposes of implementing the provisions of this Section 10, the date on which any such succession becomes effective shall be deemed the Date of Termination.

          (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     11.  Notice.  For the purposes of this Agreement, notices and all other
          ------
communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Surviving Corporation at its home office, to the attention of the Board of Directors with a copy to the Secretary of the Surviving Corporation, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Surviving Corporation.

     12.  Amendments.  No amendments or additions to this Agreement shall be
          ----------
binding unless in writing and signed by both parties.

     13.  Headings.  The headings used in this Agreement are included solely for
          --------
convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

     14.  Severability.  The provisions of this Agreement shall be deemed
          ------------
severable and the invalidity or unenforceability of any provisions shall not affect the validity or enforceability of the other provisions hereof.

     15.  Governing Law.  This Agreement shall be governed by the laws of the
          -------------
State of Illinois.

     16.  Attorney's Fees.  Avondale shall be solely responsible for payment of
          ---------------
any and all legal fees incurred by Employee in the preparation, negotiation and execution of this Agreement.

     17.  Successors to Code Sections.  All provisions of this Agreement
          ---------------------------
referring to sections of the U.S.C. (United State Code) or to the Internal Revenue Code shall be deemed to refer to successor code sections in the event of renumbering of code sections.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



Attest:                            Avondale Financial Corp.



___________________________        ___________________________________________
Secretary                          By:   Robert S. Engelman, Jr.
                                   Its:  President and Chief Executive Officer



                                   EMPLOYEE:


                                   ___________________________
                                   Mitchell Feiger